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                                                                       EXHIBIT 5


              [LETTERHEAD OF ARIAS, FABREGA & FABREGA APPEARS HERE]


                                 April 22, 2002


Willbros Group, Inc.
Plaza 2000 Building
50th Street, 8th Floor
Apartado 6307
Panama 5, Republic of Panama

         Re: Willbros Group, Inc. - Registration Statement on Form S-3 (the "Registration Statement")

Gentlemen:

         We have acted as Panamanian counsel for Willbros Group, Inc., a Republic of Panama corporation (the "Company"), in connection with the proposed public offering of an aggregate of up to four million six hundred thousand (4,600,000) shares of the Company's common stock, par value $.05 per share (the "Shares"), of which up to (i) nine hundred eighty-five thousand (985,000) shares will be sold by certain stockholders of the Company (the "Selling Stockholders") (including up to one hundred eighty-five thousand (185,000) shares subject to an over-allotment option granted by some of the Selling Stockholders to the underwriters offering the Shares), and (ii) three million six hundred fifteen thousand (3,615,000) shares will be sold by the Company (including up to four hundred fifteen thousand (415,000) shares subject to an over-allotment option granted by the Company to the underwriters offering the Shares). As described in the Registration Statement, the Company and the Selling Stockholders are selling the Shares pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Stockholders and CIBC World Markets Corp., Credit Lyonnais Securities (USA) Inc., D.A. Davidson & Co., Frost Securities, Inc. and Morgan Keegan & Company, Inc. as the managing underwriters.

         In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals, from which all such copies were made. In addition, our opinion is subject to the qualifications, conditions and assumptions in the discussion set forth under the heading "Material United States Federal and Panamanian Income Tax Consequences--General" and "--Panamanian Tax" in the Registration Statement.

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ARIAS, FABREGA & FABREGA

Willbros Group, Inc.
Page 2
April 22, 2002


         Based on the foregoing, we are of the opinion that:

         1. The Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable shares of common stock of the Company.

         2. The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         3. The discussion set forth under the heading "Material United States Federal and Panamanian Income Tax Consequences--Panamanian Tax" in the Registration Statement constitutes our opinion as to the material Panamanian income tax consequences applicable to the Company and a holder of shares of the Company's common stock.

         We are licensed to practice in the Republic of Panama and we express no opinion as to the laws of any jurisdiction other than the Republic of Panama.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus covering the Shares constituting a part thereof under the captions "Material United States Federal and Panamanian Income Tax Consequences," "Legal Matters," "Enforceability of Civil Liabilities Under the Federal Securities Laws" and "Item 15 - Indemnification of Directors and Officers."


                                        Very truly yours,

                                        ARIAS, FABREGA & FABREGA

                                        /s/ LeRoy W. Watson III

                                        LeRoy W. Watson III